UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2006

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

(Commission File Number) 0-10795

Delaware	95-2564584
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor Renton, Washington	98055
(Address of principal executive offices)	(Zip Code)

(425) 965-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

This Current Report on Form 8-K is for the purpose of disclosing information relating to Boeing Capital Corporation (“BCC”) that was contained in the press release and Webcast of the first quarter 2006 financial results of The Boeing Company (“Boeing”), dated April 26, 2006. The full text of Boeing’s press release is being furnished pursuant to Item 2.02 of Form 8-K.

Item 8.01. Other Events

On April 26, 2006, Boeing publicly announced by means of a press release its first quarter 2006 financial results, some of which relate to BCC. The information relevant to BCC is as follows:

Boeing Capital Corporation

BCC’s quarter-end debt balance, excluding non-recourse debt, was unchanged from year-end at $6.2 billion as strong portfolio cash flows funded modest new customer financing requirements.

During the quarter, Moody’s Investor Service upgraded its ratings on debt securities on Boeing and BCC. The short-term rating was changed to P-1 from P-2 and the senior rating was changed to A2 from A3.

BCC continued to support the operations of Boeing’s business units and manage portfolio risk. Despite consistent revenues, pre-tax income for the first quarter rose 59 percent to $70 million primarily on reduced expenses for operations, asset impairment and aircraft redelivery (Table 6).

Table 6. Boeing Capital Corporation Operating Results

(Millions)	1st Quarter		% Change
	2006	2005
Revenues	$237	$237	0%
Pre-Tax Income	$70	$44	59%

BCC’s quarter-end portfolio balance was $9.0 billion, down $0.2 billion from the end of the previous quarter and down $0.4 billion from the first quarter of 2005 as normal portfolio run-off and depreciation exceeded new business volume. BCC contributed $50 million in cash dividends (including return of capital) to Boeing during the quarter. BCC leverage, as measured by the ratio of debt-to-equity, was 4.9-to-1.

BCC’s outlook is set forth in the table below:

Table 7: Financial Outlook

(Billions)	2006		2007
Boeing Capital Corporation
Portfolio Size		Flat		Flat
Revenue	~$	0.9	~$	0.9
Return on Assets		>1%		>1%

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished as a part of this report:

Exhibit No. 99.1    Press Release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Russell A. Evans
Russell A. Evans
April 26, 2006		Vice President and Chief Financial Officer